EXHIBIT 99.1

Talend Reports Second Quarter 2019 Financial Results

Record quarterly revenue of $60.6 million
Talend Cloud represented 43% of new ARR, up from 36% in the previous quarter

REDWOOD CITY, Calif., Aug. 07, 2019 (GLOBE NEWSWIRE) -- Talend (NASDAQ: TLND), a global leader in cloud data integration and data integrity, today released financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Financial Results:

  Annual Recurring Revenue (“ARR”) of $218.0 million, up 28% year-over-year or 29% on a constant currency basis
  Talend Cloud represented 43% of new ARR and Talend Cloud revenues grew more than 100% year-over-year for the twelfth consecutive quarter
  Total revenue of $60.6 million, up 22% year-over-year
  Subscription revenue of $52.9 million, up 26% year-over-year or 30% on a constant currency basis
  GAAP operating loss of $17.9 million
  Non-GAAP operating loss of $6.1 million
  Dollar-based Net Expansion Rate of 118% on a constant currency basis

“We delivered record revenue of $60.6 million for the second quarter of 2019, driven by strong momentum in our cloud business,” said Mike Tuchen, Chief Executive Officer. “We are excited about the progress we have made advancing our cloud strategy.  We are landing cloud customers at an increasing pace and laying a foundation for future growth. We’re pleased to report that we now have over 1,500 cloud customers. We continue to gain market and mind share, and for the fourth consecutive year we were recognized as a Leader in the 2019 Gartner Magic Quadrant for Data Integration Tools. We are confident our transition to the cloud remains on track and the progress we have made positions us for long-term growth.”

Recent Business Highlights:

  Total customer count crossed 3,500 with over 1,500 cloud customers
  525 enterprise customers now make up 68% of subscription revenue
  Signed a record multi-year, multi-million-dollar cloud deal with an existing customer
  Announced Summer ’19 release of Talend Data Fabric including pay-as-you-go pricing with Pipeline Designer
  Announced the availability of Stitch Data Loader on AWS Marketplace and Remote Engines for Talend Cloud in the Microsoft Azure Marketplace
  Named a Leader in the Gartner Magic Quadrant for Data Integration for the fourth consecutive year

Financial Guidance, assuming similar business conditions and foreign exchange rates as of July 31st, 2019:

Third quarter of 2019:

  Total revenue is expected to be in the range of $61.5 million to $62.5 million.
  Non-GAAP loss from operations is expected to be in the range of $(7.3) million to $(6.3) million.
  Non-GAAP net loss is expected to be in the range of $(7.8) million to $(6.8) million.
  Non-GAAP net loss per share is expected to be in the range of $(0.25) to $(0.22).
  This is based on a basic and diluted weighted average share count of 30.7 million shares.

Full year 2019:

  Total revenue is expected to be in the range of $246.0 million to $248.0 million.
  Non-GAAP loss from operations is expected to be in the range of $(28.5) million to $(26.5) million.
  Non-GAAP net loss is expected to be in the range of $(30.1) million to $(28.1) million.
  Non-GAAP net loss per share is expected to be in the range of $(0.98) to $(0.92).
  This is based on a basic and diluted weighted average share count of 30.6 million shares.

In addition to updating its guidance for the full year 2019, Talend is now anticipating free cash flow will be approximately negative $15 million for the full year 2019, largely due to shorter pre-billed contract duration.

Talend’s outlook assumes similar business conditions and foreign exchange rates as of July 31, 2019. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the costs and expenses that the company adjusts for that may be incurred in the future.

These statements are forward-looking and actual results may differ materially. Refer to the section under the heading “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially. An explanation of non-GAAP measures is also included below under the heading “Non-GAAP Financial Measures”.

Conference Call Information:
Talend will host a conference call and live webcast for analysts and investors at 4:30 p.m. Eastern time on August 7, 2019.

Parties in the United States and Canada can access the call by dialing (800) 263-0877, using conference code 7350761. International parties can access the call by dialing (323) 794-2094, using conference code 7350761.

The webcast will be accessible on Talend’s investor relations website at http://investor.talend.com for one year. A telephonic replay of the conference call will be available through August 12, 2019.  To access the replay, parties in the United States and Canada should call (888) 203-1112 and enter conference code 7350761.  International parties should call (719) 457-0820 and enter conference code 7350761.

Non-GAAP Financial Measures:

Our condensed consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release contains financial measures that are not calculated in accordance with GAAP. Our management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also present non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, operating loss, net loss, net loss per share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of our performance. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our fiscal second quarter 2019 results included in this press release.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to providing meaningful supplemental information regarding operating performance, these measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

  Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as they represent expenses that do not require cash settlement from us.
  Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
  Transaction-related expenses. We excluded from our non-GAAP results the expenses which are related to recent acquisitions. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these transaction-related expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance.

In addition, we calculate certain non-GAAP measures and key business metrics as presented below:

  Free cash flow is defined as net cash from (used in) operating activities less cash used in investing activities for acquisition of property and equipment. We believe the disclosure of free cash flow provides useful information to understanding and evaluating our core operating performance and trends.
  Subscription revenue growth on a constant currency basis represents subscription revenue adjusted to exclude foreign currency effects. Subscription revenue on a constant currency basis is calculated by applying the average monthly currency rates for each month in the comparative period to the corresponding month in the current period. We believe the disclosure of subscription revenue in constant currency provides useful supplementary information to investors considering potential significant fluctuations in currency rates.
  Annual recurring revenue (“ARR”) is defined as the annualized recurring value of all active contracts at the end of a reporting period. ARR includes subscriptions for use of installed software products and SaaS offerings, which includes Stitch, and excludes original equipment manufacturer ("OEM") sales. Both multi-year contracts and contracts with terms less than one year are annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplying by twelve.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our anticipated operating results for the 2019 third quarter and fiscal year, our expected cash burn for fiscal year 2019, our expectations regarding the evolution of our marketplace, our prospects for future growth, and our ability to capture an increasing market and mind share of the cloud and big data integration market. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. Consequently, you should not rely on these forward-looking statements. Actual outcomes and results may differ materially from those expressed or implied by these forward-looking statements as a result of such uncertainties, risks, and changes in circumstances, including without limitation risks and uncertainties related to our ability to continue to deliver and improve our products and successfully develop new products; customer acceptance and purchase of our existing products and new products, including conversion of bookings to sales; our ability to successfully transition to the cloud; the impact of the transition to cloud on our professional services revenue; our ability to retain and increase sales to existing customers and generate new customers; the market for data integration solutions, particularly our cloud and big data integration solutions, not continuing to develop; competition from other products and services; the sufficiency of our cash and cash equivalents, together with borrowings available under our loan agreement, to meet our cash needs; the unpredictability and length of our sales cycle; our ability to deliver high-quality customer support; interruptions or performance problems with our technology or infrastructure; any security incidents or breaches or perceptions of security incidents or breaches; our ability to expand and train our sales force; the performance of our channel partners; our success in sustaining and expanding our international business; our ability to generate significant volumes of sales leads from digital marketing efforts; the seasonality of our business; our ability to protect our intellectual property and costs resulting from any claim of infringement or other violations by us of another party’s intellectual property rights; our ability to comply with government laws and regulations; natural disasters or man-made disasters such as terrorism; and general market, political, economic and business conditions, including the fluctuation of foreign currency exchange rates and softening economic and uncertain geopolitical conditions in Europe.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, and the foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect our financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in our most recent filings with the Securities and Exchange Commission, including our most recent reports on Form 10-K filed with the SEC on February 28, 2019 and our most recently filed quarterly report on Form 10-Q. Our SEC filings are available on the Investor Relations section of Talend’s website at http://investor.talend.com and the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not undertake, and specifically disclaim, any obligation to update any forward-looking statements provided to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law.

About Talend

Talend (NASDAQ: TLND), a leader in cloud data integration and data integrity, enables companies to transform by delivering trusted data at the speed of business. Talend Data Fabric offers a single suite of apps that shortens the time to trusted data by solving some of the most complex aspects of the data value chain. Users can collect data across systems, govern it to ensure proper use, transform it to new formats and improve quality, and share it with internal and external stakeholders.

Over 3,500 global customers choose Talend to rely on trusted data to make business decisions with confidence. Talend has been recognized as a leader in its field by leading analyst firms and industry publications including Gartner, Forbes, InfoWorld and SD Times.

For more information, please visit www.talend.com and follow us on Twitter: @Talend.

Investor Contact:
Lisa Laukkanen or Lauren Sloane
The Blueshirt Group for Talend
ir@talend.com
415-217-2632

Media Contact:
Chris Taylor
Vice President, Corporate Communications
Ctaylor@Talend.com
650-268-502

TALEND S.A.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
Subscriptions	$52,901	$42,027	$102,938	$81,813
Professional services	7,690	7,728	15,491	14,755
Total revenue	60,591	49,755	118,429	96,568
Cost of revenue
Subscriptions	8,484	5,559	15,806	10,927
Professional services	7,275	6,314	15,153	12,195
Total cost of revenue	15,759	11,873	30,959	23,122
Gross profit	44,832	37,882	87,470	73,446
Operating expenses
Sales and marketing	34,579	27,832	69,305	53,974
Research and development	16,577	10,142	31,435	19,871
General and administrative	11,616	8,738	22,028	18,612
Total operating expenses	62,772	46,712	122,768	92,457
Loss from operations	(17,940)	(8,830)	(35,298)	(19,011)
Other income (expense), net	(234)	132	(591)	209
Loss before benefit (provision) for income taxes	(18,174)	(8,698)	(35,889)	(18,802)
Provision for income taxes	(116)	(41)	(39)	(52)
Net loss	$(18,290)	$(8,739)	$(35,928)	$(18,854)

Net loss per share attributable to ordinary shareholders:
Basic and diluted net loss per share	$(0.60)	$(0.29)	$(1.18)	$(0.64)

Weighted-average shares outstanding used to compute net loss per share attributable to ordinary shareholders:	30,455	29,741	30,352	29,641

TALEND S.A.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands, except per share data)
(unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents *	$32,112	$34,104
Accounts receivables, net of allowance for doubtful accounts	47,560	67,531
Contract acquisition costs	10,074	9,563
Other current assets *	9,199	9,461
Total current assets	98,945	120,659
Non-current assets:
Contract acquisition costs	19,927	19,390
Operating lease right-of-use assets **	29,067	—
Property and equipment, net	5,951	6,335
Goodwill	49,834	49,659
Intangible assets, net	16,739	19,420
Other non-current assets	4,640	3,661
Total non-current assets	126,158	98,465
Total assets	$225,103	$219,124
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,807	$5,760
Accrued expenses and other current liabilities	33,461	36,475
Contract liabilities - deferred revenue, current ***	125,109	127,065
Operating lease liabilities, current **	4,228	—
Short-term debt	289	208
Total current liabilities	168,894	169,508
Non-current liabilities:
Deferred income taxes	477	469
Other non-current liabilities	1,029	950
Contract liabilities - deferred revenue, non-current ***	16,852	23,082
Operating lease liabilities, non-current **	26,210	—
Long-term debt	558	676
Total non-current liabilities	45,126	25,177
Total liabilities	214,020	194,685

STOCKHOLDERS' EQUITY
Ordinary shares, par value €0.08 per share; 30,558,748 and 30,158,374 shares authorized, issued and outstanding, respectively	3,164	3,128
Additional paid-in capital	267,281	244,878
Accumulated other comprehensive income	750	607
Other reserves	213	138
Accumulated losses	(260,325)	(224,312)
Total stockholders’ equity	11,083	24,439
Total liabilities and stockholders’ equity	$225,103	$219,124

(*) Balance as of December 31, 2018 has been revised to reflect an immaterial reclassification of restricted cash between cash and cash equivalents and other current assets.
(**) Effective January 1, 2019 the Company adopted ASC 842, Leases, using modified retrospective approach. The results of this adoption have been reflected in each period presented.
(***) Balance as of December 31, 2018 has been revised to reflect an immaterial reclassification of deferred revenue between short term and long term. This revision did not have any impact in any other financial statements for the periods presented.

TALEND S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss for the period	$(35,928)	$(18,854)
Adjustments to reconcile net loss to net cash (used in) from operating activities:
Depreciation	1,399	923
Amortization of intangible assets	2,655	1,020
Unrealized loss foreign exchange	170	286
Share-based compensation	17,246	8,716
Changes in operating assets and liabilities:
Accounts receivable	20,020	13,401
Operating leases	(55)	—
Other assets	(2,122)	(1,973)
Accounts payable	1,041	(191)
Accrued expenses and other current liabilities	(2,051)	1,046
Contract liabilities - deferred revenue	(7,999)	115
Net cash (used in) from operating activities	(5,624)	4,489
Cash flows from investing activities:
Acquisition of property and equipment	(1,544)	(1,348)
Net cash used in investing activities	(1,544)	(1,348)
Cash flows from financing activities:
Proceeds from issuance of ordinary shares related to exercise of stock awards	2,995	4,754
Proceeds from issuance of ordinary shares related to employee stock purchase plan	2,273	—
Repayment of borrowings	(36)	(154)
Net cash from financing activities	5,232	4,600
Net (decrease) increase in cash and cash equivalents	(1,936)	7,741
Cash and cash equivalents at beginning of the year*	34,104	87,387
Effect of exchange rate changes on cash and cash equivalents	(56)	(1,739)
Cash and cash equivalents at end of year	$32,112	$93,389

(*) Cash and cash equivalents balance as of December 31, 2017 has been revised to reflect an immaterial reclassification of restricted cash between cash and cash equivalents and other current assets.

TALEND S.A.
GAAP to non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$44,832	$37,882	$87,470	$73,446

GAAP subscriptions gross profit	$44,417	$36,468	$87,132	$70,886
Stock-based compensation expense	899	315	1,528	492
Non-GAAP subscription gross profit	$45,316	$36,783	$88,660	$71,378

GAAP professional services gross profit	$415	$1,414	$338	$2,560
Stock-based compensation expense	603	183	1,130	287
Non-GAAP professional services gross profit	$1,018	$1,597	$1,468	$2,847

Non-GAAP gross profit:	$46,334	$38,380	$90,128	$74,225

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses:	$(62,772)	$(46,712)	$(122,768)	$(92,457)

GAAP sales and marketing:	$(34,579)	$(27,832)	$(69,305)	$(53,974)
Stock-based compensation expense	3,106	1,523	4,633	2,704
Non-GAAP sales and marketing	$(31,473)	$(26,309)	$(64,672)	$(51,270)

GAAP research and development:	$(16,577)	$(10,142)	$(31,435)	$(19,871)
Stock-based compensation expense	3,186	1,359	5,418	2,542
Amortization of acquired intangible assets	913	388	1,829	801
Non-GAAP research and development	$(12,478)	$(8,395)	$(24,188)	$(16,528)

GAAP general and administrative:	$(11,616)	$(8,738)	$(22,028)	$(18,612)
Stock-based compensation expense	2,762	1,315	4,537	2,691
Amortization of acquired intangible assets	412	102	826	208
Transaction related expenses	—	—	—	288
Non-GAAP general and administrative	$(8,442)	$(7,320)	$(16,665)	$(15,425)

Non-GAAP operating expenses:	$(52,393)	$(42,024)	$(105,525)	$(83,223)

TALEND S.A.
GAAP to non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Reconciliation of GAAP operating loss to non-GAAP operating loss:
GAAP operating loss	$(17,940)	$(8,830)	$(35,298)	$(19,011)
Stock-based compensation expense	10,556	4,695	17,246	8,716
Amortization of acquired intangible assets	1,325	490	2,655	1,009
Transaction related expenses	—	—	—	288
Non-GAAP operating loss	$(6,059)	$(3,644)	$(15,397)	$(8,998)

Reconciliation of GAAP net loss to non-GAAP net loss:
GAAP net loss:	$(18,290)	$(8,739)	$(35,928)	$(18,854)
Stock-based compensation expense	10,556	4,695	17,246	8,716
Amortization of acquired intangible assets	1,325	490	2,655	1,009
Transaction related expenses	—	—	—	288
Non-GAAP net loss:	$(6,409)	$(3,553)	$(16,027)	$(8,841)

GAAP and non-GAAP weighted-average shares outstanding	30,455	29,741	30,352	29,641

GAAP loss per share:	$(0.60)	$(0.29)	$(1.18)	$(0.64)
Non-GAAP loss per share:	$(0.21)	$(0.12)	$(0.53)	$(0.30)

Free cash flow:
Net cash (used in) from operating activities	$2,297	$(1,196)	$(5,624)	$4,489
Less: Acquisition of property and equipment	957	788	1,544	1,348
Free cash flow	$1,340	$(1,984)	$(7,168)	$3,141

TALEND S.A.
Constant Curency Reconciliation
(in thousands)
(unaudited)

			Three Months Ended June 30,
			2019	2018
Constant currency reconciliation:
Subscription revenue as reported			$52,901	$42,027
Conversion impact U.S. Dollar/other currencies			1,552	-
Subscription revenue on constant currency basis			$54,453	$42,027